Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 11-K of Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan for the year ended December 31, 2014 of our report dated June 16, 2015 included in its Registration Statements on Form S-8 (333-99229 and 333-169965), relating to the financial statements and financial statement schedule of the Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan.

/s/  Wipfli LLP
Milwaukee, Wisconsin
June 16, 2015